Exhibit 4.4
SUBSCRIPTION ESCROW AGREEMENT
THIS SUBSCRIPTION ESCROW AGREEMENT (this “Escrow Agreement”), dated as of ______________, is entered into by and among GLOBAL HUNTER SECURITIES LLC, and GILFORD SECURITIES INCORPORATED (collectively, the “Placement Agents”), GEOVAX LABS, INC., a Delaware corporation (the “Company”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as escrow agent (the “Escrow Agent”).
WHEREAS, the Company has entered into a Placement Agency Agreement, dated _____________, with the Placement Agents pursuant to which the Placement Agents are authorized to solicit and collect subscription funds on behalf of the Company.
WHEREAS, the Company intends to raise cash funds from investors (the “Investors”) pursuant to a “registered direct” public offering (the “Offering”) of not less than $5,000,000 (the “Minimum Amount”) nor more than $10,000,000 (the “Maximum Amount”) of units (the “Units”), with each Unit consisting of one share of common stock (each, a “Share”), par value $0.001 per share (the “Common Stock”) and one five-year warrant to purchase one (1) additional share of Common Stock (each, a “Warrant”) of the Company (the “Securities”), on a “best efforts” basis, pursuant to a Registration Statement on Form S-1 (as amended, the “Registration Statement”).
WHEREAS, the Company and the Placement Agents desire to deposit funds contributed by the Investors with the Escrow Agent, to be held for the benefit of the Investors and the Company until such time as subscriptions for the Minimum Amount of the Securities have been deposited into escrow in accordance with the terms of this Escrow Agreement, in order to comply with the requirements of FINRA and those of applicable state securities laws.
WHEREAS, the Escrow Agent is willing to accept appointment as escrow agent upon the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
1. Escrow of Investor Funds.
     (a) On or before the commencement of the Offering, the Company shall establish an escrow account with the Escrow Agent (the “Escrow Account”). All funds received from Investors in payment for the Securities (“Investor Funds”) will be delivered to the Escrow Agent within one (1) business day following the day upon which such Investor Funds are received by the Company or the Placement Agents, and shall, upon receipt of good and collected funds by the Escrow Agent, be retained in the Escrow Account by the Escrow Agent and invested as stated below.

Investors shall be requested to deliver immediately available funds via wire transfer or check payable to the Escrow Agent for the purchase of Units directly to the Escrow Agent for deposit into the Escrow Account. During the term of this Escrow Agreement, the Company and the Placement Agents shall cause all checks received by and made payable to each of them in payment for the Securities to be endorsed in favor of the Escrow Agent and delivered to the Escrow Agent for deposit in the Escrow Account promptly (and in no event later than noon of the next business day following the receipt). Investor Funds wired directly to the Escrow Account will use wire instructions provided by the Escrow Agent. Any check payable other than to the Escrow Agent as required hereby shall be returned to the prospective Investor or, if the Escrow Agent has insufficient information to do so, then to the Placement Agents (together with any Subscription Information or other documents delivered therewith), by noon of the next business day following receipt of such check by the Escrow Agent, and such check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Escrow Agreement.
     (b) Escrow Agent shall have no duty to make any disbursement, investment or other use of Investor Funds until and unless it has good and collected funds. In the event that any checks deposited in the Escrow Account are returned or prove uncollectible after the funds represented thereby have been released by the Escrow Agent, then the Company shall promptly reimburse the Escrow Agent for any and all costs incurred for such, upon request, and the Escrow Agent shall deliver the returned checks to the Company. The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent reserves the right to deny, suspend or terminate participation by an Investor to the extent the Escrow Agent deems it advisable or necessary to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the Offering.
2. Identity of Investors. A copy of the Offering document is attached as Exhibit A to this Escrow Agreement. The Company or the Placement Agents shall furnish to the Escrow Agent with each delivery of Investor Funds, a list of the Investors who have paid for the Securities showing the name, address, tax identification number, amount of Securities subscribed for and the amount paid and deposited with the Escrow Agent. This information comprising the identity of Investors shall be provided to the Escrow Agent in the format set forth on Exhibit B to this Escrow Agreement (the “List of Investors”). All Investor Funds so deposited shall not be subject to any liens, claims or charges by the Company (including its Affiliates, Associates or Underwriters, all as defined by the NASAA Statement of Policy Regarding the Impoundment of Proceeds), the Placement Agents or the Escrow Agent, or judgments or creditors’ claims against the Company, until released to the Company as hereinafter provided. The Company understands and agrees that the Company shall not be entitled to any Investor Funds on deposit in the Escrow Account and no such funds shall become the property of the Company except when released to the Company pursuant to Section 3 of this Escrow Agreement. The Company, the Placement Agents and the Escrow Agent will treat all Investor information as confidential. The Escrow Agent shall not be required to accept any Investor Funds which are not accompanied by the information on the List of Investors.
3. Disbursement of Funds.
     (a) In the event the Escrow Agent receives written notice from the Company either of the Placement Agents that the Company or such Placement Agent has rejected an Investor’s subscription, the Escrow Agent shall pay to the applicable Investor, promptly, but in no event later than five (5) business days after receiving notice of the rejection, by first class United States Mail at the address appearing on the List of Investors, or at such other address or fed wire instructions as are furnished to the Escrow Agent by the Investor in writing, all collected sums paid by the Investor for Securities and received by the Escrow Agent, together with the interest earned on such Investor Funds.
     (b) Once the Escrow Agent is in receipt of good and collected Investor Funds totaling at least the Minimum Amount, the Escrow Agent shall notify the Company and Placement Agents of the same in writing. If the Minimum Amount or more is received into the Escrow Account at any time before the Termination Date (as defined in Section 4 of this Escrow Agreement), then the Escrow Agent shall pay out the Investor Funds and all earnings thereon when and as directed in writing by the Company and the Placement Agents.
     (c) If the Minimum Amount has not been received by the Escrow Agent before the Termination Date, the Escrow Agent shall promptly, but in no event later than five (5) business days after the Termination Date, refund to each Investor by first class United States Mail at the address appearing on the List of Investors, or at such other address or fed wire instructions as are furnished to the Escrow Agent by the Investor in writing, all sums paid by the Investor for Securities and received by the Escrow Agent, together with the interest earned on such funds in the Escrow Account, and shall then notify the Company and Placement Agents in writing of such refunds.
     (d) Prior to disbursement of the Investor Funds, pursuant to this Section, the Company and the Placement Agents will provide Escrow Agent with Schedule 1 to Exhibit F, a substantial form of which the Escrow Agent will send to the state securities regulators identified in such letter at the time the funds are to be disbursed.
4. Term of Escrow. The “Termination Date” shall be the earlier of (i) the one year anniversary of the date of this Escrow Agreement, (ii) such time as the Company has received the Maximum Amount, (iii) the date the Escrow Agent receives written notice from the Company or the Placement Agents that the Company is abandoning the further sale of the Securities; (iv) the date the Escrow Agent receives notice from the Securities and Exchange Commission or any other federal or state regulatory authority that a stop or similar order has been issued with respect to the Offering, or (v) the date the Escrow Agent institutes an interpleader or similar action. After the Termination Date, the Company and the Placement Agents shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective Investors.
5. Duty and Limitation on Liability of the Escrow Agent.
     (a) The Escrow Agent’s rights and responsibilities shall be governed solely by this Escrow Agreement. Neither the Offering document, nor any other agreement or document shall govern the Escrow Agent even if such other agreement or document is referred to herein, is deposited with, or is otherwise known to, the Escrow Agent.
     (b) The Escrow Agent shall be under no duty to determine whether the Company or the Placement Agents are complying with the requirements of the Offering or applicable securities or other laws in tendering the Investor Funds to the Escrow Agent. The Escrow Agent shall not be responsible for, or be required to enforce, any of the terms or conditions of any Offering document or other agreement between the Company or the Placement Agents and any other party.
     (c) The Escrow Agent may conclusively rely upon and shall be fully protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document. Upon or before the execution of this Escrow Agreement, the Company and the Placement Agents shall deliver to the Escrow Agent authorized signers’ lists in the form of Exhibit C-1, Exhibit C-2, and Exhibit C-3 to this Escrow Agreement. The Placement Agents and the Company hereby represent to, and agree with, Escrow Agent, that any documents signed on behalf of the Placement Agents by either Placement Agent may be relied upon by Escrow Agent and the Company.
     (d) The Escrow Agent shall be under no obligation to institute and/or defend any action, suit or proceeding in connection with this Escrow Agreement unless first indemnified to its satisfaction.
     (e) The Escrow Agent may consult counsel of its own choice with respect to any question arising under this Escrow Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon the advice of such counsel.
     (f) The Escrow Agent shall not be liable for any action taken or omitted by it except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of loss.
     (g) The Escrow Agent is acting solely as escrow agent hereunder and owes no duties, covenants or obligations, fiduciary or otherwise, to any person by reason of this Escrow Agreement, except as otherwise explicitly set forth in this Escrow Agreement, and no implied duties, covenants or obligations, fiduciary or otherwise, shall be read into this Escrow Agreement against the Escrow Agent.
     (h) In the event of any disagreement between any of the parties to this Escrow Agreement, or between any of them and any other person, including any Investor, resulting in adverse or conflicting claims or demands being made in connection with the matters covered by this Escrow Agreement, or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow

Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. Notwithstanding the foregoing, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, whether with or without jurisdiction and the Escrow Agent is hereby authorized in its sole discretion to comply with and obey any such orders, judgments, decrees or levies.
     (i) In the event that any controversy should arise with respect to this Escrow Agreement, the Escrow Agent shall have the right, at its option, to institute an interpleader action in any court of competent jurisdiction to determine the rights of the parties.
     (j) IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.
     (k) The parties agree that the Escrow Agent had no role in the preparation of the Offering documents, has not reviewed any such documents, and makes no representations or warranties with respect to the information contained therein or omitted therefrom.
     (l) The Escrow Agent shall have no obligation, duty or liability with respect to compliance with any federal or state securities, disclosure or tax laws concerning the Offering documents or the issuance, offering or sale of the Securities.
     (m) The Escrow Agent shall have no duty or obligation to monitor the application and use of the Investor Funds once transferred to the Company, that being the sole obligation and responsibility of the Company.
     (n) The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.
6. Escrow Agent’s Fee.
     (a) Fee Agreement. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit D, which compensation shall be paid separately by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation relating to this Escrow Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including attorney’s fees and expenses, occasioned by any delay, controversy, litigation or event, and the same shall be paid by the Company. The Company’s obligations under this Section 6 shall survive the resignation or removal of the Escrow Agent and the assignment or termination of this Escrow Agreement.
     (b) Compliance with FINRA. Escrow Agent acknowledges that its rights to the Investor Funds is subject to, and Escrow Agent shall have no rights to Escrow Funds in violation of, the rules and regulations of FINRA, including FINRA Notice to Members 87-61 which provides that (i) the Escrow Agent may not be paid a fee out of the Escrow Funds if it is necessary for the Escrow Agent to return the funds to the Investors due to the fact that the Minimum Amount has not been achieved; and (ii) that the Escrow Agent may not attach or otherwise place a lien on the Escrow Funds until and unless the Minimum Amount is achieved.
     (c) Escrow Compliance with NASAA Statement of Policy Regarding the Impoundment of Proceeds. Escrow Agent agrees to permit the appropriate representatives of state securities regulator authorities to inspect its records regarding the subject matter of this Escrow agreement at any reasonable time and where the records are located, and copy and record that which is inspected, upon two (2) business days’ notice and at the Company’s expense.
7. Investment of Investor Funds; Income Allocation and Reporting.
(a) The Escrow Agent shall invest the Investor Funds, including any and all interest and investment income, in the Wells Fargo Money Market Deposit Account (the “Account”) which is further described herein on Exhibit E. Such Account is a type of bank (as such term is defined in Section 3(a)(6) of the Securities Act of 1933) accounts, including savings accounts and bank money market accounts, as well as those accounts permitted under Rule 15c2-4 under the Securities Exchange Act of 1934, that enable the Escrow Agent to promptly transmit or return the Escrow Funds to the person entitled thereto when the appropriate event or contingency has occurred in accordance with Section 3 hereof. Any interest received by the Escrow Agent with respect to the Investor Funds, including reinvested interest shall become part of the Investor Funds, and shall be disbursed pursuant to Section 3 of this Escrow Agreement. The Company and the Investors agree that for tax reporting purposes all interest or other taxable income earned on the Investor

Funds in any tax year shall be taxable to the recipient, which shall be either the Investors or the Company.
     (b) The Escrow Agent shall be entitled to sell or redeem any such investments as the Escrow Agent deems necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement. The parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.
     (c) Upon or before the execution of this Escrow Agreement, the Company shall provide the Escrow Agent with a certified tax identification number by furnishing appropriate IRS form W-9 or W-8 and other forms and documents that the Escrow Agent may reasonably request. The Company understands that if such tax reporting documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, to withhold a portion of any interest or other income earned on the Investor Funds pursuant to this Escrow Agreement. The Company shall also provide tax reporting documentation for the Investors as the Escrow Agent may reasonably request.
     (d) The Company agrees to indemnify and hold the Escrow Agent harmless from and against any and all taxes, additions for late payment, interest, penalties and other expenses that may be assessed against the Escrow Agent on or with respect to the Investor Funds unless any such tax, addition for late payment, interest, penalties and other expenses shall be determined by a court of competent jurisdiction to have been primarily caused by the Escrow Agent’s gross negligence or willful misconduct. The terms of this paragraph shall survive the assignment or termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.
8. Notices. All notices, requests, demands, and other communications under this Escrow Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile to the facsimile number given below, with written confirmation of receipt, (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, or (e) via electronic email with an attachment bearing authorized signature(s), to the party as follows:
If to the Company:
GeoVax Labs, Inc.
ATTN: Mark Reynolds
1900 Lake Park Drive, Suite 380

Smyrna, Georgia 30090
Telephone: (678) 384-7224
Facsimile: (678) 384-7281
Email: mreynolds@geovax.com
If to Placement Agents:
Global Hunter Securities LLC
ATTN: Gary Meringer
400 Poydras Street, Suite 3100
New Orleans, Louisiana 70310
Telephone: (504) 410-8017
Facsimile: (504) 212-1610
Email: gmeringer@ghsecurities.com
Gilford Securities Incorporated
ATTN: Ken Sorenson
777 Third Avenue, 17th Floor
New York, New York 10017
Telephone: (212) 940-9245
Facsimile: (212) ________
Email: ken.sorenson@gilfordsecurities.com
If to Escrow Agent:
Wells Fargo Bank, National Association
Attn: Stefan Victory
7000 Central Parkway, Suite 550
Atlanta, GA 30328
Telephone: (770) 551-5117
Facsimile: (770) 551-5118
Email: Stefan.victory@wellsfargo.com
Any party may change its address for purposes of this section by giving the other parties written notice of the new address in the manner set forth above.
9. Indemnification of Escrow Agent. The Company and the Placement Agents hereby jointly and severally indemnify, defend and hold harmless the Escrow Agent from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and expenses, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates unless such loss, liability, cost, damage or expense is finally determined by a court of competent jurisdiction to have been primarily caused by the gross negligence or willful misconduct of the Escrow Agent. The terms of this Section 9 shall survive the assignment or termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

10. Resignation. The Escrow Agent may resign upon thirty (30) days’ advance written notice to the Company and the Placement Agents. If a successor escrow agent is not appointed within the thirty (30) day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent or interplead the Investor Funds with such court, whereupon the Escrow Agent’s duties hereunder shall terminate.
11. Successors and Assigns. Except as otherwise provided in this Escrow Agreement, no party hereto shall assign this Escrow Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Escrow Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets in whole or in part, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance any further act.
12. Governing Law; Jurisdiction. This Escrow Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.
13. Severability. In the event that any part of this Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Escrow Agreement shall remain in full force and effect.
14. Amendments; Waivers. This Escrow Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Escrow Agreement. The Company and the Placement Agents agree that any requested waiver, modification or amendment of this Escrow Agreement shall be consistent with the terms of the Offering.

15. Entire Agreement. This Escrow Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.
16. References to Escrow Agent. No printed or other matter in any language (including, without limitation, the Offering document, any supplement or amendment relating thereto, notices, reports and promotional material) which mentions the Escrow Agent’s name or the rights, powers, or duties of the Escrow Agent shall be issued by the Company or the Placement Agents, or on the Company’s or Placement Agents’ behalf unless the Escrow Agent shall first have given its specific written consent thereto.
17. Section Headings. The section headings in this Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Escrow Agreement.
18. Counterparts. This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.
[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed the day and year first set forth above.

COMPANY:

GEOVAX LABS, INC.

By:

Name:

Title:

(Authorized Officer)

PLACEMENT AGENTS:

GLOBAL HUNTER SECURITIES LLC

By:

Name:

Title:

(Authorized Officer)

GILFORD SECURITIES INCORPORATED

By:

Name:

Title:

(Authorized Officer)

ESCROW AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:

Name:

Its:

(Authorized Officer)

EXHIBIT A
COPY OF OFFERING DOCUMENT

EXHIBIT B
LIST OF INVESTORS
     Pursuant to the Escrow Agreement dated                      by and between GeoVax Labs, Inc. (the “Company”), Global Hunter Securities LLC and Gilford Securities Incorporated, (the “Placement Agents”) and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”), the Company and the Placement Agents hereby certify that the following Investors have paid money for the purchase of the Securities (as defined in the Escrow Agreement), and the money has been deposited with the Escrow Agent:
1.	Name of Investor

[Address]

[Tax Identification Number]

[Amount of Securities Subscribed For]

[Amount of Money Paid and Deposited with Escrow Agent]

2.	Name of Investor

[Address]

[Tax Identification Number]

[Amount of Securities Subscribed For]

[Amount of Money Paid and Deposited with Escrow Agent]

Company:
By:

Its:

Date:

Placement Agents:
By:

Its:

Date:

EXHIBIT C-1
CERTIFICATE AS TO AUTHORIZED SIGNATURES
The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of GeoVax Labs, Inc. and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit C-1 is attached, on behalf of GeoVax Labs, Inc.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT C-2
CERTIFICATE AS TO AUTHORIZED SIGNATURES
The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Global Hunter Securities LLC and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit C-2 is attached, on behalf of Global Hunter Securities LLC.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT C-3
CERTIFICATE AS TO AUTHORIZED SIGNATURES
The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Gilford Securities Incorporated and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit C-3 is attached, on behalf of Gilford Securities Incorporated.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT D
ESCROW AGENT FEES

EXHIBIT E
AGENCY AND CUSTODY ACCOUNT DIRECTION
FOR CASH BALANCES
WELLS FARGO MONEY MARKET DEPOSIT ACCOUNTS
Direction to use the following Wells Fargo Money Market Deposit Accounts for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit E is attached.
You are hereby directed to deposit, as indicated below, or as I shall direct further in writing from time to time, all cash in the Account in the following money market deposit account of Wells Fargo Bank, National Association:
Wells Fargo Money Market Deposit Account (MMDA)
I understand that amounts on deposit in the MMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $250,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $250,000.
I acknowledge that I have full power to direct investments of the Account.
I understand that I may change this direction at any time and that it shall continue in effect until revoked or modified by me by written notice to you.

Authorized Representative
GeoVax Labs, Inc.

Date

EXHIBIT F
NOTIFICATION OF RELEASE OF PROCEEDS
TO: The Securities Administrators Identified on Schedule 1 Hereto
     The undersigned Escrow Agent is releasing the proceeds of the following offering to the issuer or other person entitled to them, in accordance with the terms of the Subscription Escrow Agreement under which such proceeds were held:
GEOVAX LABS, INC.
Units Consisting of One Share of Common Stock
and One Warrant to Acquire an Additional Share
Minimum: $5,000,000
Maximum: $10,000,000
Date:                     , 20__
ESCROW AGENT:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:

Its:

Date:

Name:

(Authorized Officer)

SCHEDULE 1
SECURITIES ADMINISTRATORS TO BE NOTIFIED
KANSAS
Office of the Securities Commissioner
618 South Kansas Avenue
Topeka, Kansas 66603-3804

Telephone:	(785) 296-3307
Facsimile:	(785) 296-6872
Email:	securities@securities.state.ks.us

ATTENTION:	Mr. Steven C. Wassom
Director of Finance and Administration
Telephone No.: (785) 296-3307
Kansas File No.: 20115-131
MASSACHUSETTS
Secretary of the Commonwealth, Securities Division
One Ashburton Place
Room 1701
Boston, Massachusetts 02108

Telephone:	(617) 727-3548
Facsimile:	(617) 248-0177
Web:	www.state.ma.us/sec/sct/sctidx.htm

ATTENTION:	Mr. Peter Cassidy
Director of Corporate Finance

MICHIGAN
Department of Labor and Economic Growth
Office of Financial and Insurance Regulation
Ottawa Building, 3rd Floor
611 West Ottawa Street
Lansing, Michigan 48933-1070

Telephone:	(517) 373-0220
Facsimile:	(517) 335-4978
Email:	ofir-sec-info@michigan.gov
Web:	www.michigan.gov/ofir
Mailing Address for General Correspondence:
Office of Financial and Insurance Regulation
P.O. Box 30220
Lansing, Michigan 48909-7720
Mailing Address for Other Securities Filings:
Office of Financial and Insurance Regulation
Ottawa Building, 3rd Floor
611 West Ottawa Street
Lansing, Michigan 48933-1070

ATTENTION:	Mr. Daniel Fienberg
Telephone No.: (517) 373-9744
Michigan File No.: 154826
MINNESOTA
Department of Commerce
85 East 7th Place East
Suite 500
St. Paul, Minnesota 55101

Telephone:	(651) 296-4973
Facsimile:	(651) 284-4106
Email:	securities.commerce@state.mn.us
Web:	www.commerce.state.mn.us

ATTENTION:	Mr. Dan Sexton
Supervisor, Securities Registration and Licensing
Telephone No.: (651) 296-4520
Email: dan.sexton@state.mn.us
Minnesota File No.: R-52459

NORTH CAROLINA
Department of the Secretary of State, Securities Division
Regular Mail:
P.O. Box 29622
Raleigh, North Carolina 27626-0622
Overnight Mail:
Old Revenue Complex
2 S. Salisbury Street
Raleigh, North Carolina 27601

Telephone:	(919) 733-3924
Facsimile:	(919) 821-0818
Web:	www.sosnc.com

ATTENTION:	Mr. Perry R. Boseman
Director of Securities Registration
Telephone No.: (919) 733-3924
Email: pboseman@sosnc.com
North Carolina File No.: 45325
PENNSYLVANIA
Pennsylvania Securities Commission
Eastgate Office Building
1010 North 7th Street
2nd Floor
Harrisburg, Pennsylvania 17102-1410

Telephone:	(717) 787-8062
Facsimile:	(717) 783-5125
Email:	pscwebmaster@state.pa.us

ATTENTION:	Mr. Brian Ardire
Counsel
Telephone No.: (717) 783-4183
Docket No.: 10-8-004C

TENNESSEE
Legal Section
Davy Crockett Tower, 5th Floor
500 James Robertson Parkway
Nashville, Tennessee 37243-0569

Telephone:	(615) 741-2199
Facsimile:	(615) 741-4000
TEXAS
Texas Securities Board
208 East 10th Street
5th Floor
Austin, Texas 78701
Mailing Address:
P.O. Box 13167
Austin, Texas 78711-3167

Telephone:	(512) 305-8300
Facsimile:	(512) 305-8310

ATTENTION:	Mr. Oscar Gonzalez
Telephone No.: (512) 305-8300
Email: ogonzalez@ssb.state.tx.us

WASHINGTON
Department of Financial Institutions, Securities Division
150 Israel Road, SW
Tumwater, Washington 98504-1200
Mailing Address:
P.O. Box 9033
Olympia, Washington 98507-9033

Telephone:	(360) 902-8760
Facsimile:	(360) 902-0524
Web:	www.dfi.wa.gov/sd

ATTENTION:	Mr. Manuel I. Casem
Financial Examiner
Telephone No.: (360) 902-8736
Email: mcasem@dfi.wa.gov
File No.: 70014639
WISCONSIN
Department of Financial Institutions, Securities Division
345 W. Washington Avenue
4th Floor
Madison, Wisconsin 53703
Mailing Address:
P.O. Box 1768
Madison, Wisconsin 53701-1768

Telephone:	(608) 266-1064
Facsimile:	(608) 264-7979
Web:	www.wdfi.org/fi/securities

ATTENTION:	Ms. Marjorie Sandee
Securities Examiner Bureau of Registration & Enforcement
Telephone No.: (608) 266-3364
Email: Marjorie.sandee@dfi.wisconsin.gov